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                                                                    Exhibit 10.1


                             STOCKHOLDERS AGREEMENT



           STOCKHOLDERS AGREEMENT, dated as of April 15, 1997 (the "Agreement"), between the undersigned holders (the "Holders") of shares of the common stock, $.01 par value (the "Company Common Stock"), of MultiLink, Inc., a Massachusetts corporation (the "Company"), and PictureTel Corporation, a Delaware corporation ("Parent").

                                    RECITALS

           The Company, Parent and ML Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which Merger Sub would be merged (the "Merger") with and into the Company, and each outstanding share of Company Common Stock would be converted into the right to receive shares ("Parent Shares") of Parent Common Stock; and

           As a condition of its entering into the Merger Agreement, Parent has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement.


                                    AGREEMENT

            NOW, THEREFORE, the parties hereto agree as follows:

           1. Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to Parent as follows:

           (a) Ownership of Securities. Each Holder is the record and beneficial owner of the number of shares of Company Common Stock (the "Existing Securities") (together with any shares of Company Common Stock or other securities of the Company hereafter acquired by the Holder, the "Subject Securities") set forth on Schedule I to this Agreement. Such Holder does not own any securities of the Company on the date hereof other than the Existing Securities and options, if any, to purchase shares of Common Stock as set forth on Schedule I. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Existing Securities and, on the date of the Special Meeting, will have sole voting power and sole power to issue
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instructions with respect to the voting of all of such Holder's Subject
Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of such Holder's Subject Securities.

           (b) Power; Binding Agreement. Each Holder has full power and authority to enter into and perform all of such Holder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           (c) No Conflicts. No filing by the Holder with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary to be obtained by the Holder for the execution of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof shall conflict with or result in any breach of any applicable corporate, partnership or other organizational documents applicable to such Holder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Holder is a party or by which such Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Holder or any of such Holder's properties or assets.

           (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by such Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all Liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

           2. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder, severally and not jointly, agrees that it shall vote all the Subject Securities that it beneficially owns on the record date of any such vote: (i) in favor of the Merger, the execution and delivery of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) against


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the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation; (c) any other material change in the Company's corporate structure or business; or (d) any other action; which, in the case of each of the matters referred to in clauses (a), (b), (c) or (d) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent of the Merger or the transactions contemplated by the Merger Agreement or this Agreement. Notwithstanding anything herein to the contrary, the foregoing provision of this Section 2 and the proxy granted pursuant to Section 3 hereof, shall not be applicable in the event the Merger Agreement is terminated pursuant to the provisions contained therein, and immediately upon any such termination of the Merger Agreement, this Agreement shall terminate and be of no further force and effect.

           3. IRREVOCABLE PROXY. EACH STOCKHOLDER HEREBY, SEVERALLY AND NOT JOINTLY, GRANTS TO, AND APPOINTS PARENT AND THE PRESIDENT OF PARENT AND THE TREASURER OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH STOCKHOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH
SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

           4. Covenants of the Holders. Each Holder, severally and not jointly, hereby agrees and covenants that:

           (a) No Solicitation. Such Holder shall not, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Parent or any Affiliate of Parent) with respect to the Company that constitutes or could reasonably be expected to lead to an Alternative Transaction. Such Holder will notify Parent immediately upon becoming aware that any Person has made any proposal, offer, inquiry, or contact with respect to any Alternative Transaction, which notice shall include the identities of all relevant parties and the content of such communication.


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Such Holder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing provisions of this Section 4(a), such Holder may hold or continue discussions with the Company with respect to an investment in a private placement of up to $10 million of subordinated debt or equity by the Company (which is an alternative in the event the Merger is not consummated), provided that such Holder shall not enter into any understanding, commitment or transaction with respect thereto unless the Merger Agreement is terminated in accordance with Section 11.1 thereof.

           (b) Restriction on Transfer, Proxies and Noninterference. Such Holder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Holder's Subject Securities; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of such Holder's Subject Securities; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement.

           (c) Tax Representations. Each Holder covenants that, on or immediately prior to the Effective Date, it will execute and deliver to each of Parent and the Company a letter in substantially the form of Exhibit A attached hereto. Each Holder acknowledges that the representations made in such letter may be relied upon by counsel in opining that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

           5. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any of the Holders or Holders' designees serving on the Company's Board of Directors from taking any action required by applicable fiduciary duties (which, if contrary to any covenant or agreement set forth herein, shall be confirmed by written opinion of counsel) while acting in Holder's or designee's capacity as a director of the Company.

           6. Indemnification.

           (a) Agreement to Indemnify. Each Holder (each in its capacity as indemnifying party, an "Indemnifying Party") severally and not jointly and severally agrees to indemnify and hold harmless each of the Buying Parties and their respective Affiliates (each in its capacity as indemnified party, an "Indemnitee") from, against and in respect of any and all Losses arising from or related to any breach of or inaccuracy (or any allegation by any third party of facts which, if true as alleged, would constitute such a breach or inaccuracy) in any


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representation or warranty, contained in Section 1 of this Agreement.

           (b) Monetary Limitation on Indemnification. The aggregate liability of the Holders for indemnification under this Agreement shall not, when taken together with all liabilities for Losses pursuant to Section 9.1.1 of the Merger Agreement in any event exceed an amount equal to 10% of the total number of Parent Shares issued in connection with the Merger.

           (c) Time Limitation on Indemnification. Claims for indemnification for Losses shall be made on or prior to the Release Date. If written notice of a claim has been given to any Indemnifying Party prior to the Release Date, such claim shall survive as to such claim until such claim has been finally resolved.

           (d) Matters Involving Third Parties. Promptly after the receipt by any Indemnitee of notice of the commencement of any action against such Indemnitee by a third party, such Indemnitee shall, if a claim with respect thereto is or may be made against any Indemnifying Party, use reasonable efforts to give the Indemnifying Parties written notice thereof. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnitee, provided that (a) the Indemnifying Party so notifies the Indemnitee within 30 days after receipt of such notice, (b) the claim involves only money damages and does not seek injunctive or other equitable relief, (c) settlement of, or an adverse judgment with respect to, such claim is not, in the good faith judgment of the Indemnitee, reasonably likely to establish a precedent adverse to the continuing business interests of the Indemnitee, and (d) the Indemnifying Party conducts the defense of such claim actively and diligently. So long as the Indemnifying Party is conducting the defense of such claim as provided in the previous sentence, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in defense of such claim, and neither the Indemnifying Party nor the Indemnitee will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other. In the event the Indemnifying Party does not or ceases to conduct defense of such claim as so provided, (x) the Indemnitee may defend against, such claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the Indemnitee promptly and periodically for the costs of defending against such claim, including attorneys' fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Agreement.

           7. Assignment; Benefits. This Agreement shall be binding upon, and shall inure to the benefit of, the Holders, Parent and their respective successors and permitted assigns.

           8. Notices. Any notices or other communications required or permitted


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hereunder shall be sufficiently given if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

    If to Parent, to it at:  PictureTel Corporation
                             100 Minuteman Road
                             Andover, MA  01810
                             Attention:  Les B. Strauss, Chief Financial Officer
                             Telecopier:  (508) 292-3334

         with a copy to:     Ropes & Gray
                             One International Place
                             Boston, MA  02110-2624
                             Attention:  Howard K. Fuguet, Esq.
                             Telecopier:  (617) 951-7050

         If to the Holders, to them at the addresses set forth on Schedule I to this Agreement.

         with a copy to:     Testa, Hurwitz & Thibeault, LLP
                             125 High Street
                             High Street Tower
                             Boston, Massachusetts  02110-2711
                             Attention:  William B. Simmons, Jr., Esq.
                             Telecopier:  (617) 248-7100

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) one Business Day after being sent by Federal Express, if sent by Federal Express,
(c) one Business Day after being delivered, if delivered by telecopier and where receipt by the addressee is confirmed by return telecopy and (d) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

      9. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of


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the party granting such waiver.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

      12. Survival, etc. All of the representations and warranties of the Holders contained herein (except for those contained in the letters to be delivered pursuant to Section 4(c)) shall survive the Closing and continue in full force and effect until the Release Date. The representations and warranties of the Company contained in the letters to be delivered pursuant to Section 4(c) shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof). All covenants and agreements of the Holders contained herein shall remain in full force and effect so long as applicable. Neither the period of survival nor the liability of any party with respect to such party's representations, warranties, covenants and agreements shall be reduced by any investigation made at any time by or on behalf of any party.

      13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


                [The rest of this page intentionally left blank.]

      IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.


                                          PICTURETEL CORPORATION



                                          By:_______________________________
                                                Name:
                                                Title:


                                          MASSACHUSETTS TECHNOLOGY
                                          DEVELOPMENT CORP.


                                          By:
                                                Name:
                                                Title:


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                                          COOLIDGE INVESTMENT CORPORATION


                                          By:
                                                Name:
                                                Title:


                                          BRUCE R. BOWER

                                          __________________________________


                                          SIGMUND E. HERZSTEIN


                                          __________________________________

                                          ARTHUR D. LITTLE VENTURES, L.P.




                                          __________________________________
                                          By:_______________________________
                                                Name:
                                                Title:


                                          CORNING PARTNERS III, L.P.



                                          __________________________________
                                          By:_______________________________
                                                Name:
                                                Title:

                                          CORNING PARTNERS IV, L.P.


                                          __________________________________
                                          By:_______________________________
                                                Name:
                                                Title:

                                          C.P. IV PARTNERS, L.P.


                                          __________________________________
                                          By:_______________________________


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                                                Name:
                                                Title:

                                          MCATEER FAMILY TRUST



                                          __________________________________
                                          By:_______________________________
                                                Name:
                                                Title:


                                          PRIT FUND - MASSACHUSETTS RESERVE


                                          __________________________________
                                          By:_______________________________
                                                Name:
                                                Title:


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                                                                      SCHEDULE I

                                [TO BE PROVIDED]


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EXHIBIT A TO STOCKHOLDERS AGREEMENT



                                          ____________, 1997

PictureTel Corporation
100 Minuteman Road
Andover, MA 01810

MultiLink, Inc.
6 Riverside Drive
Andover, MA 01810


Ladies and Gentlemen:

      We are providing this letter to you pursuant to Section 4(c) of the Stockholders Agreement dated as of ________, 1997 between the undersigned and Parent (the "Stockholders Agreement"). Capitalized terms used herein and not defined have the meanings assigned to them in the Stockholders Agreement.

      We hereby represent that, as of the Effective Date, we have no present plan or intention to engage in any sale, exchange, transfer, distribution, gift, pledge, disposition or short sale of Parent Shares received in the Merger (or any other transaction which would result in a reduction in the risk of ownership of Parent Shares received in the Merger).

      We are not aware of or participating in any plan on the part of Company shareholders to transfer (i) Company Shares in contemplation of the Merger or
(ii) Parent Shares received in the Merger.

      We agree to report the Merger on applicable United States federal and state income tax returns as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

      Immediately prior to the Effective Date, we own, of record and beneficially, [insert number] shares of Company Common Stock (the "Company Shares"). The Company Shares were not acquired in contemplation of the Merger, have been held by us at all times since [insert date of Merger Agreement], and are not subject to any transaction which would result in a reduction in the risk of ownership of such Company Shares.

      Each of Testa, Hurwitz & Thibeault, counsel to the Company, and Ropes & Gray, counsel to Parent, may rely on these representations in rendering their opinions to Company and Parent to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Company and Parent may rely on these representations in making any representation to each such counsel for the purpose of such counsel rendering its opinion.


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                                          Very truly yours,



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